Exhibit 99.1

NEW YORK, NY, November 7, 2012 / Business Wire — AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported core earnings of $20.0 million and net income of $61.2 million for the quarter ended September 30, 2012. A reconciliation of core earnings to net income appears at the end of this press release.

FINANCIAL HIGHLIGHTS

See footnotes at the end of this press release

•	Net income of $61.2 million, or $3.10 per share (7)

•	Core Earnings of $20.0 million, or $1.03 per share

•	$0.17 per share increase during the quarter

•	includes $0.06 per share of retrospective adjustment

•	Net realized gains of $4.1 million, or $0.21 per share

•	$0.77 per share common dividend for the quarter

•	$0.07 per share increase

•	Approximately $1.19 per share of undistributed taxable income as of September 30, 2012 (1)

•	$23.71 net book value per share as of September 30, 2012 (1)

•	$1.93 per share increase during the quarter, net of the $0.77 dividend declared for the quarter and paid on October 26, 2012

•	40.9% annualized year-to-date return on stock as of September 30, 2012

•	12.8% return on equity during the quarter (2)

•	Raised approximately $327.5 million of gross proceeds through common and preferred stock offerings during the quarter

INVESTMENT HIGHLIGHTS

•	$4.9 billion investment portfolio value as of September 30, 2012 (3) (5)

•	2.41% net interest margin as of September 30, 2012 (4)

•	6.06x leverage as of September 30, 2012 (3) (8)

•	80.3% Agency RMBS investment portfolio (5)

•	19.7% credit investment portfolio, comprised of Non-Agency RMBS, ABS and CMBS assets (5)

•	6.2% constant prepayment rate (“CPR”) for the third quarter on the Agency RMBS investment portfolio (6)

THIRD QUARTER 2012 RESULTS

AG Mortgage Investment Trust, Inc. is an actively managed REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS, Non-Agency RMBS, ABS and CMBS. For the third quarter 2012, the Company had net income of $61.2 million, or $3.10 per diluted share (7), and Core Earnings of $20.0 million, or $1.03 per diluted share. Core Earnings represents a non-GAAP financial measure and is defined as net income (loss) excluding (i) net realized gain (loss) on investments and terminations on derivative contracts and (ii) net unrealized appreciation (depreciation) on investments and derivative contracts. (See “Non-GAAP Financial Measure” below for further detail on Core Earnings)

“MITT accomplished a lot this quarter,” said David Roberts, Chief Executive Officer. “We produced strong core earnings, increased book value per share, and raised capital efficiently through both common and preferred stock offerings. We have always said that a key component of MITT’s strategy is to leverage the expertise and experience of the Angelo, Gordon platform to create the best portfolio from a diverse opportunity set. Our investment team is always working hard to capitalize on changes in the Agency and Credit markets using the resources of the Angelo, Gordon platform to benefit MITT’s shareholders.”

“Over the quarter we were able to deliver on our goal of deploying an increasing portion of our capital into attractive investments in Non-Agency RMBS, ABS and CMBS,” said Jonathan Lieberman, Chief Investment Officer. “The breadth of our investment team allowed us to more than double our credit holdings over the three month period ending September 30. We expect to continue to leverage our expertise across the credit markets and tactically allocate capital to credit as market conditions permit.”

On September 27, 2012, the Company completed a public offering of 4,000,000 shares of 8.00% Series B Cumulative Redeemable Preferred Stock and issued an additional 600,000 shares pursuant to the underwriters’ over-allotment option with a liquidation preference of $25.00 per share. The Company received total gross proceeds of approximately $115.0 million. Net proceeds to the Company from the offering were approximately $111.3 million, net of underwriting discounts, commissions and expenses.

On September 6, 2012, the Company entered into an equity distribution agreement with each of Mitsubishi UFJ Securities (USA), Inc., JMP Securities LLC and Brinson Patrick Securities Corporation, or the Sales Agents, which the Company refers to as the Equity Distribution Agreements, pursuant to which the Company may sell up to 3,000,000 shares of common stock from time to time through the Sales Agents.

On August 15, 2012, the Company completed a public offering of 6,000,000 shares of its common stock and simultaneously issued an additional 900,000 shares pursuant to the underwriters’ over-allotment option at a price of $23.29 per share. The Company received total gross proceeds of approximately $160.7 million. Net proceeds to the Company from the offering were approximately $152.7 million, net of underwriting discounts, commissions and expenses.

On August 3, 2012, the Company completed a public offering of 1,800,000 shares of 8.25% Series A Cumulative Redeemable Preferred Stock and subsequently issued an additional 270,000 shares pursuant to the underwriters’ over-allotment option with a liquidation preference of $25.00 per share. The Company received total gross proceeds of approximately $51.8 million. Net proceeds to the Company from the offering were approximately $49.9 million, net of underwriting discounts, commissions and expenses.

On July 13, 2012, the Company filed a shelf registration statement on Form S-3 with the SEC, offering up to $1.0 billion of capital stock. The registration statement was declared effective on July 20. At September 30, 2012, approximately $672.4 million of our capital stock was available for issuance under the registration statement.

As of September 30, 2012, warrants were exercised by the cashless exercise option, which resulted in the issuance of 38,307 shares of common stock. No proceeds were received in connection with the exercise of the cashless option. As of September 30, 2012, warrants were exercised by the cash exercise option, which resulted in the issuance of 163,749 shares of common stock for proceeds to the Company of $3.4 million.

“During the quarter we raised $327.5 million of gross proceeds via a series of public offerings that allowed us to continue to grow in an accretive fashion” said Frank Stadelmaier, Chief Financial Officer.

KEY STATISTICS (3)

Weighted Average at September 30, 2012	Weighted Average for the Quarter Ended September 30, 2012
Investment portfolio	$4,926,605,381	$3,722,196,645
Repurchase agreements	$4,117,521,386	$3,184,694,199
Stockholders’ equity	$704,478,303	$471,254,872

Leverage ratio (8)	6.06	x	6.76	x
Swap ratio (9)	53%	53%

Yield on investment portfolio (10)	3.45%	3.48%
Cost of funds (11)	1.04%	0.98%
Net interest margin (4)	2.41%	2.50%
Management fees (12)	0.94%	1.41%
Other operating expenses (13)	0.94%	1.40%

Book value, per share (1)	$23.71
Dividend, per share	$0.77

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of September 30, 2012 (3):

					Weighted Average
	Current Face	Premium (Discount)	Amortized Cost	Fair Value	Coupon	Yield
Agency RMBS:
15-Year Fixed Rate	$1,310,198,668	$53,128,093	$1,363,326,761	$1,394,757,196	3.01%	2.17%
20-Year Fixed Rate	278,054,304	11,359,858	289,414,162	299,020,184	3.59%	2.84%
30-Year Fixed Rate	1,814,505,818	107,102,858	1,921,608,676	1,960,439,746	3.73%	2.86%
ARM	38,556,987	1,621,311	40,178,298	41,033,271	2.96%	2.34%
Interest Only	1,198,052,615	(944,550,288)	253,502,327	258,402,119	6.06%	7.68%
Credit Investments:
Non-Agency RMBS	827,153,363	(84,989,448)	742,163,915	749,425,071	4.95%	5.53%
ABS	31,375,000	(50,387)	31,324,613	31,336,101	5.40%	5.52%
CMBS	121,916,342	(2,250,817)	119,665,525	121,122,513	4.97%	5.90%
Interest Only	650,756,644	(580,091,344)	70,665,300	71,069,180	2.31%	5.67%

Total	$6,270,569,741	$(1,438,720,164)	$4,831,849,577	$4,926,605,381	4.06%	3.45%

As of September 30, 2012, the weighted average yield on the Company’s investment portfolio was 3.45% and its weighted average cost of funds was 1.04%. This resulted in a net interest margin of 2.41% as of September 30, 2012. (4)

The Company had net realized gains of $4.1 million during the quarter ended September 30, 2012. Of this amount, $1.6 million, or $0.08 per share, was from sales of Agency RMBS and TBAs, $2.6 million, or $0.13 per share, was from the transfer of securities previously accounted for as derivatives through linked transactions and $(0.1) million, or $(0.00) per share, was from the net settlement of interest rate swaps. The Company had year-to-date net realized gains of $14.1 million. Of this amount, $9.4 million, or $0.57 per share, was from sales of Agency RMBS and TBAs, $2.4 million, or $0.15 per share, was from sales of credit investments, $2.6 million, or $0.16 per share was from the transfer of securities previously accounted for as derivatives through linked transactions and $(0.3) million, or $(0.02) per share, was from the net settlement of interest rate swaps.

The CPR for the Agency RMBS investment portfolio was 6.2% for the third quarter and 6.8% for the month of September 2012. The 2012 year-to-date CPR on the Agency RMBS investment portfolio was 5.5%. (6)

The weighted average cost basis of the Agency RMBS investment portfolio, excluding interest-only securities, was 105.0% as of September 30, 2012. The amortization of premiums (net of any accretion of discounts) on these securities for the third quarter was $(4.2) million, or $(0.21) per share. The Company recorded year-to-date premium amortization of $(10.9) million, or $(0.66) per share. The unamortized net Agency RMBS premium as of September 30, 2012 was $173.2 million.

Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. The Company recorded $1.2 million, or $0.06 per share, of retrospective adjustment due to the change in projected cash flows on its bonds. Since the cost basis of the Company’s Agency RMBS securities, excluding interest-only securities, exceeds the underlying principal balance by 5.0% as of September 30, 2012, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company’s asset yields.

LEVERAGE AND HEDGING ACTIVITIES

The investment portfolio is financed with repurchase agreements as of September 30, 2012 as summarized below:

Repurchase Agreements Maturing Within:	Balance	Weighted Average Rate	Weighted Average Maturity
30 Days or Less	$2,656,350,000	0.74%	15.4
31-60 Days	582,068,000	0.48%	44.9
61-90 Days	297,628,000	0.52%	70.7
Greater than 90 Days	581,475,386	0.70%	170.2

Total / Weighted Average	$4,117,521,386	0.68%	45.4

The Company has entered into repurchase agreements with 26 counterparties. We continue to rebalance our exposures to counterparties and add new counterparties.

We have entered into interest rate swap agreements to hedge our portfolio. The Company’s swaps as of September 30, 2012 are summarized as follows:

Interest Rate Swaps
Maturity	Notional Amount		Weighted Average Pay Rate	Weighted Average Receive Rate**	Weighted Average Years to Maturity
2014	$204,500,000		1.000%	0.440%	1.79
2015	334,025,000		1.131%	0.406%	2.63
2016	307,500,000		1.157%	0.389%	3.52
2017	385,000,000	*	1.027%	0.390%	4.94
2018	270,000,000	*	1.379%	0.388%	5.87
2019	290,000,000		1.472%	0.419%	6.78
2022	50,000,000		1.685%	0.415%	9.93

Total/Wtd Avg	$1,841,025,000		1.204%	0.403%	4.50

*	These figures include forward starting swaps with a total notional of $300.0 million and a weighted average start date of November 14, 2012. Weighted average rates shown are inclusive of rates corresponding to the terms of the swap as if the swap were effective as of September 30, 2012.
**	Approximately 6% of our receive float interest rate swap notionals reset monthly based on one-month LIBOR and 94% of our receive float interest rate swap notionals reset quarterly based on three-month LIBOR.

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios which are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of net premiums paid on investments, (iii) the timing and amount of deductions related to stock-based compensation, and (iv) excise taxes. As of September 30, 2012, the Company had undistributed taxable income of approximately $1.19 per share, including the effects of dividends.

DIVIDEND

On September 6, 2012, the Company’s board of directors declared the third quarter dividend of $0.77 per share of common stock that was paid on October 26, 2012 to stockholders of record as of September 18, 2012.

On August 17, 2012, the Company’s board of directors declared a distribution to the holders of the 8.25% Series A Preferred Stock of $0.2521 per share for the partial quarterly period that began on the initial issuance date of the Series A Preferred Stock and ended on September 16, 2012. The distribution was paid on September 17, 2012 to stockholders of record as of August 31, 2012.

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders and analysts to attend MITT’s third quarter earnings conference call on November 8, 2012 at 9:30 am Eastern Time. The stockholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 8732511#.

A presentation will accompany the conference call and will be available shortly on the Company’s website at www.agmit.com. Select the Q3 2012 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An audio replay of the stockholder call combined with the presentation will be made available on our website after the call. The replay will be available until midnight on November 22, 2012. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 8732511#.

For further information or questions, please contact Lisa Yahr, the Company’s Head of Investor Relations, at (212) 692-2282 or lyahr@angelogordon.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co. was founded in 1988 and has approximately $25 billion under management. Currently, the firm’s investment disciplines encompass five principal areas: (i) distressed debt and leveraged loans, (ii) real estate, (iii) mortgage-backed securities and other structured credit, (iv) private equity and special situations and (v) a number of hedge fund strategies. Angelo, Gordon & Co. employs over 270 employees, including more than 100 investment professionals, and is headquartered in New York, with associated offices in Amsterdam, Chicago, Los Angeles, London, Hong Kong, Seoul, Shanghai, Sydney and Tokyo.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to future dividends, the credit component of our portfolio book valve, deploying capital, the preferred stock offering and repurchase agreements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available free of charge on the SEC’s website, http://www.sec.gov/. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	September 30, 2012	December 31, 2011
Assets
Real estate securities, at fair value:
Agency - $3,718,533,776 and $1,186,149,842 pledged as collateral, respectively	$3,953,652,516	$1,263,214,099
Non-Agency - $373,124,776 and $47,227,005 pledged as collateral, respectively	396,794,077	58,787,051
ABS - $31,336,101 and $4,526,620 pledged as collateral, respectively	31,336,101	4,526,620
CMBS - $126,046,875 and $2,747,080 pledged as collateral, respectively	172,963,674	13,537,851
Linked transactions, net, at fair value	97,566,244	8,787,180
Cash and cash equivalents	80,496,926	35,851,249
Restricted cash	5,130,047	3,037,055
Interest receivable	15,864,560	4,219,640
Receivable on unsettled trades	11,147,587	—
Derivative assets, at fair value	2,936,328	1,428,595
Other assets	706,130	711,617
Due from broker	744,876	—
Due from affiliates	—	104,994

Total Assets	$4,769,339,066	$1,394,205,951

Liabilities
Repurchase agreements	$3,843,228,617	$1,150,149,407
Payable on unsettled trades	159,830,920	18,759,200
Interest payable	2,115,798	613,803
Derivative liabilities, at fair value	38,305,994	9,569,643
Dividend payable	17,584,168	7,011,171
Due to affiliates	2,482,701	770,341
Accrued expenses	1,312,565	668,552
Due to broker	—	379,914

Total Liabilities	4,064,860,763	1,187,922,031
Stockholders’ Equity
Preferred stock - $0.01 par value; 50,000,000 shares authorized:
8.25% Series A Cumulative Redeemable Preferred Stock, 2,070,000 and 0 shares issued and outstanding ($51,750,000 and $0 aggregate liquidation preference) at September 30, 2012 and December 31, 2011, respectively	49,919,633	—
8.00% Series B Cumulative Redeemable Preferred Stock, 4,600,000 and 0 shares issued and outstanding ($115,000,000 and $0 aggregate liquidation preference) at September 30, 2012 and December 31, 2011, respectively	111,302,268	—
Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 22,883,480 and 10,009,958 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	228,835	100,100
Additional paid-in capital	458,172,393	198,228,694
Retained earnings	84,855,174	7,955,126

	704,478,303	206,283,920

Total Liabilities & Equity	$4,769,339,066	$1,394,205,951

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30, 2012	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2012	Period from March 7, 2011 to September 30, 2011
Net Interest Income
Interest income	$28,285,116	$8,726,394	$60,164,752	$8,726,394
Interest expense	4,228,610	590,247	8,506,041	590,247

	24,056,506	8,136,147	51,658,711	8,136,147

Other Income
Net realized gain	4,105,323	4,291,139	14,087,123	4,291,139
Gain on linked transactions, net	6,688,111	204,727	13,492,268	204,727
Realized loss on periodic interest settlements of interest rate swaps, net	(2,471,590)	(986,502)	(6,061,954)	(986,502)
Unrealized loss on derivative instruments, net	(13,371,486)	(6,562,093)	(26,793,133)	(6,562,093)
Unrealized gain on real estate securities, net	45,917,570	9,694,455	78,755,229	9,694,455

	40,867,928	6,641,726	73,479,533	6,641,726

Expenses
Management fee to affiliate	1,657,701	742,557	3,903,378	742,557
Other operating expenses	1,653,547	739,452	3,227,786	755,270
Equity based compensation to affiliate	120,612	78,822	312,712	78,822
Excise tax	272,195	—	605,773	—

	3,704,055	1,560,831	8,049,649	1,576,649

Net Income	61,220,379	13,217,042	117,088,595	13,201,224

Dividends on preferred stock	790,100	—	790,100	—

Net Income Available to Common Stockholders	$60,430,279	$13,217,042	$116,298,495	$13,201,224

Earnings Per Share of Common Stock
Basic	$3.13	$1.42	$7.07	$3.20
Diluted	$3.10	$1.41	$7.07	$3.18

Weighted Average Number of Shares of Common Stock Outstanding
Basic	19,336,154	9,339,516	16,439,100	4,130,940
Diluted	19,462,984	9,383,253	16,449,450	4,150,285

Dividends Declared per Share of Common Stock	$0.77	$0.40	$2.17	$0.40

NON-GAAP FINANCIAL MEASURE

This press release contains Core Earnings, a non-GAAP financial measure. AG Mortgage Investment Trust’s management believes that this non-GAAP measure, when considered with GAAP, provides supplemental information useful in evaluating the results of the Company’s operations. This non-GAAP measure should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Core Earnings are defined by the Company as net income excluding both realized and unrealized gains (losses) on the sale or termination of securities, including underlying linked transactions and derivatives. As defined, Core Earnings include the net interest earned on these transactions, including credit derivatives, linked transactions, inverse Agency securities, interest rate derivatives or any other investment activity that may earn net interest. One of the objectives of the Company is to generate net income from net interest margin on the portfolio and management uses Core Earnings to measure this objective.

A reconciliation of GAAP net income to Core Earnings for the three and nine months ended September 30, 2012, and for three months ended September 20, 2011 and the period from March 7, 2011 to September 30, 2011 is set forth below:

	Three Months Ended September 30, 2012	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2012	Period from March 7, 2011 to September 30, 2011
Net Income available to common stockholders	$60,430,279	$13,217,042	$116,298,495	$13,201,224
Add (Deduct):
Net realized gain	(4,105,323)	(4,291,139)	(14,087,123)	(4,291,139)
Gain on linked transactions, net	(6,688,111)	(204,727)	(13,492,268)	(204,727)
Net interest income on linked transactions	2,917,262	345,909	6,861,434	345,909
Unrealized loss on derivative instruments, net	13,371,486	6,562,093	26,793,133	6,562,093
Unrealized gain on real estate securities	(45,917,570)	(9,694,455)	(78,755,229)	(9,694,455)

Core Earnings	$20,008,023	$5,934,723	$43,618,442	$5,918,905

Core Earnings, per Diluted Share	$1.03	$0.63	$2.65	$1.43

Footnotes

(1)	Per share figures are calculated using a denominator of all outstanding shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter end. Net book value uses stockholders’ equity less net proceeds of the Company’s 8.25% Series A and 8.00% Series B Cumulative Redeemable Preferred Stock as the numerator.
(2)	Return on equity is calculated by dividing net income at quarter end by the weighted average stockholders’ equity during the quarter.
(3)	Generally when we purchase a security and finance it with a repurchase agreement, the security is included in our assets and the repurchase agreement is separately reflected in our liabilities on our balance sheet. For securities with certain characteristics (including those which are not readily obtainable in the market place) that are purchased and then simultaneously sold back to the seller under a repurchase agreement, US GAAP requires these transactions be netted together and recorded as a forward purchase commitment. Throughout this press release where we disclose our investment portfolio and the repurchase agreements that finance it, including our leverage metrics, we have un-linked the transaction and used the gross presentation as used for all other securities. This presentation is consistent with how the Company’s management evaluates the business, and believes provides the most accurate depiction of the Company’s investment portfolio and financial condition.
(4)	Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. See footnotes (10) and (11) for further detail.
(5)	The total investment portfolio is calculated by summing the fair market value of our Agency RMBS, Non-Agency RMBS, ABS and CMBS assets, including linked transactions. The percentage of Agency RMBS and credit investments are calculated by dividing the respective fair market value of each, including linked transactions, by the total investment portfolio.
(6)	This represents the weighted average monthly CPRs published during the quarter for our in-place portfolio during the same period.
(7)	Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP.
(8)	The leverage ratio during the quarter was calculated by dividing our daily weighted average repurchase agreements, including those included in linked transactions, for the quarter by the weighted average stockholders’ equity for the quarter. The leverage ratio at quarter end was calculated by dividing total repurchase agreements, including repurchase agreements accounted for as linked transactions, plus or minus the net payable or receivable, as applicable, on unsettled trades on our GAAP balance sheet by our GAAP stockholders’ equity at quarter end.

(9)	The swap ratio during the quarter was calculated by dividing our daily weighted average swap notionals, including receive fixed swap notionals as negative values, for the period by our daily weighted average repurchase agreements secured by Agency RMBS. When calculated using the weighted average total repurchase agreements, including those included in linked transactions, the ratio during the quarter is 45%. The swap ratio at quarter end was calculated by dividing the notional value of our interest rate swaps by total repurchase agreements secured by Agency RMBS, plus the net payable/receivable on unsettled trades. When calculating using the total repurchase agreements including those included in linked transactions, the ratio at quarter-end is 43%.
(10)	The yield on our investment portfolio represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter end. The yield on our investment portfolio during the quarter was calculated by annualizing interest income for the quarter and dividing by our daily weighted average securities held. This calculation excludes cash held by the Company.
(11)	The cost of funds during the quarter was calculated by annualizing the sum of our interest expense and our net pay rate of our interest rate swaps, and dividing by our daily weighted average repurchase agreements for the period. The cost of funds at quarter end was calculated as the sum of the weighted average rate on the repurchase agreements outstanding at quarter end and the weighted average net pay rate on our interest rate swaps. Both elements of the cost of funds at quarter end were weighted by the repurchase agreements outstanding at quarter end.
(12)	The management fee percentage during the quarter was calculated by annualizing the management fees incurred during the quarter and dividing by the weighted average stockholders’ equity for the quarter. The management fee percentage at quarter end was calculated by annualizing management fees incurred during the quarter and dividing by quarter end stockholders’ equity.
(13)	The other operating expenses percentage during the quarter was calculated by annualizing the other operating expenses incurred during the quarter and dividing by our weighted average stockholders’ equity for the quarter. The other operating expenses percentage at quarter end was calculated by annualizing other operating expenses recorded during the quarter and dividing by quarter end stockholders’ equity.